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                                                                      Exhibit 21
                                                                      ----------

                                 Subsidiaries
                                 ------------

                                 Address of                      Jurisdiction of
    Name                         Principal Office                Incorporation
    ----                         ----------------                ---------------

1.  Peritus Software Services    2 Federal Street                Massachusetts
    Securities Corporation       Billerica, MA 01821

2.  Peritus Software Services    Gopalakrishna Complex           India
    (India) Private Limited      V Floor, 45/3, Residency Road
                                 Bangalore, India

3.  Millennium Dynamics, Inc.    2 Federal Street                Delaware
    (formerly Twoquay, Inc.)     Billerica, MA 01821